EXHIBIT 10.89
GUARANTY

This GUARANTY (the “Guaranty”), dated as of June 17, 2011 is made by PINNACLE AIRLINES CORP., a Delaware corporation (“Guarantor”).

W I T N E S S E T H:

WHEREAS, concurrently herewith, Colgan Air, Inc. (“Lessee”), a Virginia corporation, is entering into the Aircraft Lease Agreement (as amended or supplemented, the “Lease”) dated as of the date hereof, with Wells Fargo Bank Northwest, National Association, not individually but solely as Owner Trustee (“Lessor”), in connection with the lease of one (1) Bombardier DHC-8-402 aircraft, bearing Manufacturer’s Serial Number 4351.  Capitalized terms used herein without definition, unless the context otherwise requires, have the meanings specified in the Lease; and

WHEREAS, in order to induce Lessor to enter into the Lease, Guarantor has agreed absolutely and unconditionally to guarantee the performance by Lessee under the Lease.

NOW, THEREFORE, in consideration of the foregoing promises, and other valuable consideration, Guarantor hereby agrees as follows:

Section 1.                      Representations, Warranties and Covenants.

Guarantor hereby represents, warrants and covenants that:

(a)	Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is being conducted;

(b)
Guarantor is duly qualified to do business as a foreign corporation in each jurisdiction in which its material operations or the nature of its business requires (except as is not reasonably likely to have a material adverse effect on Guarantor's ability to perform its obligations under the Guaranty);

(c)
Guarantor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of this Guaranty, and this Guaranty constitutes its valid, binding and enforceable obligations, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)
the execution and delivery of, the performance of its obligations under, and compliance by Guarantor with the provisions of, this Guaranty will not (i) contravene any existing applicable law of the United States of America (“USA”), (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Guarantor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its constitutional documents or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest over any of its assets, rights or revenues (with respect to each of (i), (ii), (iii) and (iv) above, except as is not reasonably likely to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty);

(e)
(i) Guarantor is not in default under any material agreement to which it is a party or by which it may be bound, except any default as is not reasonably likely to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty, and (ii) no litigation, arbitration or administrative proceeding is taking place or, to the best of its knowledge, pending or threatened against Guarantor which is reasonably likely to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty;

(f)
so far as Guarantor is aware, and except where the failure to take such action is not reasonably likely to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guaranty (i) that it or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in the USA or (ii) that any stamp, registration or similar tax or charge be paid in the USA on or in relation to this Guaranty;

(g)
the publicly available audited financial statements of Guarantor for the financial year ended December 31, 2010 certified by independent auditors have been prepared in accordance with accounting principles generally accepted in the USA which have been consistently applied and fairly present in all material respects the financial position of Guarantor as at such date except as disclosed to the contrary in those financial statements and, as at such date, Guarantor did not have any material liabilities (contingent or otherwise) or any material unrealized or anticipated losses which are not disclosed by, or reserved against in, such financial statements and there has been no material adverse change in the business or financial condition of Guarantor since publication of such financial statements;

(h)
Guarantor shall at all times while this Guaranty is in effect maintain its corporate existence under the laws of the State of Delaware and it will not consolidate with or merge into any corporation or other entity;

(i)	The Capacity Purchase Agreement is in full force and effect and if it shall no longer be in full force and effect it shall be replaced within ninety (90) days thereafter;

(j)	Guarantor is and shall remain throughout the Lease Term the holder of 100% of the beneficial interests of Lessee.

Section 2.                      Guarantee of Obligations.

 Guarantor hereby absolutely, unconditionally and irrevocably guarantees and promises, as primary obligor and not merely as surety, intending to be jointly and severally bound, to Lessor and Owner Participant (i) the due and punctual observance and performance by Lessee of each and every duty, obligation, agreement, covenant and condition on Lessee’s part to be observed or performed pursuant to the Lease and each of the other Operative Documents to which Lessee is a party (each, a “Guaranteed Document”, and collectively, the “Guaranteed Documents”), and (ii) the due and punctual payment of any and all amounts required to be paid by Lessee to Lessor, Owner, Owner Participant and each Financing Party (each a “Guaranteed Party” and collectively, the “Guaranteed Parties”) in respect of the Guaranteed Documents, as fully as if the undersigned were a party to said Guaranteed Documents (collectively, the “Obligations”).  Guarantor acknowledges that it is fully aware of the terms and conditions of and the transactions contemplated by the Guaranteed Documents.

Guarantor hereby agrees that, in the event that Lessee fails to pay any Obligation for any reason on the date on which such Obligation is required to be paid, whether by acceleration or otherwise, Guarantor will pay or cause to be paid such Obligation at the time specified in the Guaranteed Documents, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will promptly be paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal (it being the intention hereof that Guarantor shall promptly pay to the applicable Guaranteed Party, as a payment obligation directly due from Guarantor to such Guaranteed Party, amounts equal to all amounts due to such Guaranteed Party that Lessee shall fail to pay when due under the Guaranteed Documents, whether by acceleration or otherwise).

Guarantor hereby agrees that, in the event that Lessee fails to perform any other Obligation for any reason on the date on which such Obligation is required to be performed, Guarantor will cause such Obligation to be performed when due to be performed by Lessee under the Guaranteed Documents, and that in the case of any extension of time of performance or renewal of any of the Obligations, the same will promptly be performed on the date performance is due (whether by extension or otherwise) in accordance with the terms of such extension or renewal.

Section 3.	Unconditional Obligations.

The guarantee by Guarantor contained in Section 2 is an absolute, unconditional, present and continuing guarantee of the performance and payment of the Obligations, and not of collection, and is not conditioned or contingent upon any attempt to collect from the Lessee or any other entity or to institute a suit against the Lessee or any other entity or to perfect or enforce any security interest or upon any other condition or contingency or upon any other action, occurrence or circumstance whatsoever.  Such guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums paid by the Lessee or Guarantor to any Guaranteed Party pursuant to the terms of the Guaranteed Documents is rescinded or is otherwise restored or returned to the Lessee or to Guarantor upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Lessee, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Lessee or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 4.                      Obligations Not Affected.

(a) Each and every Obligation of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(i)	any extension in respect of the payment of such Obligations; or

(ii)
any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the terms of any Guaranteed Document, or any other agreement which may be made relating to any thereof, including, without limitation, in the time, manner or place of payment; or

(iii)	any amendment, compromise, release or consent or other action or inaction in respect of any of the terms of any Guaranteed Document; or

(iv)
any exercise or non-exercise by any Guaranteed Party of any right or remedy under any Guaranteed Document or failure to mitigate damages thereunder or any waiver of any default or delay, willful or otherwise, by the Lessee in respect of any Guaranteed Document; or

(v)
any bankruptcy, insolvency, reorganization, arrangement, liquidation, or the like of the Lessee or any action taken by any receiver or trustee or by any court in any such proceeding (including, without limitation, rejection or disaffirmance of the Lease); or

(vi)
any merger or consolidation of the Lessee into or with any other entity, or any sale, lease or transfer of any or all of the assets of the Lessee to any other entity or any sale or other disposition by Guarantor of any interest in the Lessee; or

(vii)	any lack or limitation of power, incapacity or disability on the part of the Lessee or of the members or managers or agents thereof; or

(viii)
any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use of the Aircraft or any portion thereof by Lessee or any other person for any reason whatsoever (including without limitation any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of any of the Guaranteed Documents), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other person; or

(ix)	any lack of enforceability of the Guaranteed Documents or any of them; or

(x)	absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (ix); or

(xi)
any law or regulation, or circumstance whatsoever, which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, or that might otherwise limit recourse against Guarantor, including, without limitation, any discharge, release, defense or limitation arising out of any laws of the United States of America or any state thereof that would either exempt, modify or delay the due or punctual payment and performance of the obligations of Guarantor hereunder, it being agreed that the obligations of Guarantor hereunder shall not be discharged except by payment or performance as herein provided.

(b) Guarantor hereby waives and shall not assert any of the foregoing occurrences as a defense to its obligations hereunder.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be made hereunder as and when, from time to time, Lessee shall default under the terms of any Guaranteed Document, and that this Guaranty shall remain in force and effect and shall apply to each and every subsequent default.  No failure or delay in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Guaranteed Parties under this Guaranty or the Guaranteed Documents.  Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that any Guaranteed Party:  (i) file suit or proceed to obtain or assert a claim against Lessee or any other person for the Obligations; (ii) make any effort at collection of the Obligations from Lessee or any other person; (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Obligations; (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other person liable for the Obligations, or make any effort at collection of the Obligations from any such other person, or exercise or assert any other right or remedy to which a Guaranteed Party is or may be entitled in connection with the Obligations or any security or other guaranty therefor; or (v) assert or file any claim against the assets of Lessee or any other guarantor or any other person liable for the Obligations, or any part thereof, either before or as a condition to enforcing the liability of Guarantor under this Guaranty or requiring payment of the Obligations by Guarantor hereunder.

(c) Without limiting the generality of this Guaranty, Guarantor further agrees (i) that it shall not be required to receive any notice of or consent to any amendment or modification of, or waiver, consent, extension, addition or deletion of provisions or change in any other manner with respect to, the Lease and (ii) that, if Lessor shall be prevented by applicable law from exercising its rights and remedies against the Lessee pursuant to the Lease, Lessor shall be entitled to receive hereunder from Guarantor, upon demand  therefor, the amount that Lessor would have received had Lessor not been prevented from exercising such rights and remedies.

(d) Guarantor hereby specifically agrees that it shall not be necessary or required in order to enforce its obligations hereunder that there be, and specifically waives, diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guaranty or the Obligations, including without limitation (i) notice of acceptance of this Guaranty or notice of nonpayment or nonperformance of any of the Obligations; (ii) demand for payment or performance from Borrower; (iii) presentment for payment upon Borrower or the making of any protest; (iv) notice of the amount of the Obligations outstanding at any time; (v) notice of failure to perform on the part of Borrower or notice of dishonor or acceleration; (vi) any requirement to exhaust any remedies exercisable upon a default under any Guaranteed Document; (vii) any notice of any sale, transfer or other disposition of any right, title or interest in or to the Aircraft, or any part thereof; or (viii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against Guarantor.  Guarantor agrees that any repayment of the Obligations guaranteed hereunder or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of Guarantor hereunder.  Guarantor waives all rights and benefits under any statute or rule of law requiring the holder or holders of any promissory note to pursue the maker thereof, any security which such holder or holders may hold, or any other remedy before proceeding against Guarantor.  Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decree of any court or otherwise based upon this Guaranty or any Guaranteed Document.

(e) Guarantor agrees that if at any time all or any part of any payment or performance theretofore applied by a Guaranteed Party to any of the Obligations is or must be voided, rescinded or returned by such Guaranteed Party for any reason whatsoever (including without limitation the insolvency, bankruptcy or reorganization of Lessee, Guarantor or any other person), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment or performance is or must be voided, rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Guaranteed Party, and this Guaranty shall continue to be effective or reinstated as to such Obligations, all as though such application by such Guaranteed Party had not been made.  If an event permitting the declaration of default under a Guaranteed Document shall at any time have occurred and be continuing, and such declaration of default shall at such time be prevented by reason of the pendency against Lessee, Guarantor or any other person of a case or proceeding under a bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such Guaranteed Document shall be deemed to have been declared in default with the same effect as if such Guaranteed Document had been enforceable in accordance with the terms thereof, and Guarantor shall forthwith pay the amounts specified by the Guaranteed Party to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without notice or demand.  Guarantor hereby agrees that it will indemnify such Guaranteed Party on demand and on an After-Tax Basis (as such term is defined in the Lease) for all reasonable costs and expenses (including without limitation reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.  In case any Guaranteed Document shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of Lessee or any of its property in any assignment for the benefit of creditors or in any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution of Lessee, or similar proceeding, Guarantor’s obligations hereunder shall continue to the same extent as if such Guaranteed Document had not been so rejected or disaffirmed.  Guarantor shall and does hereby waive all rights and benefits that might accrue to it by reason of any such assignment or proceeding and Guarantor agrees that it shall be liable for the full amount of the Obligations irrespective of and without regard to any modification, limitation or discharge of liability of Lessee that may result from or in connection with any such assignment or proceeding.

(f) Guarantor hereby irrevocably and unconditionally waives any and all rights it may have or obtain, by reason of the performance of the terms and provisions of this Guaranty, to succeed to or be subrogated to the rights and privileges of any Guaranteed Party against Lessee or against any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Obligations pursuant to the Guaranteed Documents or otherwise.  Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Lessee or any other person that may have arisen in connection with this Guaranty and further agrees with Lessee for the benefit of each of Lessee’s creditors (including any Guaranteed Party) that any such payment or performance by Guarantor shall constitute a contribution of capital by Guarantor to Lessee (or an investment in the equity capital of Lessee by Guarantor).  So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of Lessee to Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, be turned over to the appropriate Guaranteed Party, in the exact form received by Guarantor (duly endorsed by Guarantor for the benefit of such Guaranteed Party pursuant to the terms of the Guaranteed Documents, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with the Guaranteed Documents.  The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations and the termination of the Guaranteed Documents.

Section 5.                      Successors and Assigns.

This Guaranty shall be binding upon the successors and assigns of Guarantor (it being understood that Guarantor shall not be entitled to assign its Obligations under this Guaranty).

Section 6.                      Scope and Termination.

This Guaranty constitutes the entire agreement of Guarantor and supersedes all prior written and oral agreements and understandings with respect to the subject matter hereof between Guarantor and Lessor.  Guarantor's Obligations under this Guaranty shall continue in full force and effect until performance or payment in full of the Obligations.

Section 7.                      Notices.

Every notice, request, demand or other communication under this Guaranty shall be in writing delivered personally or by internationally recognized express courier service or facsimile transmission and shall be effective only upon actual receipt thereof by the recipient or, in the case of facsimile, once sent (provided that the sender receives a successful transmission report), and shall be sent:

(a)           If to Guarantor:
Pinnacle Airlines Corp.
1689 Nonconnah Blvd.
Memphis, Tennessee 38132
Attention:                      President
Telecopy:                      901-348-4102

(b)           If to Lessor or Owner:

Wells Fargo Bank Northwest, National Association
299 S. Main Street, 12th Floor
MAC: U1228-120
Salt Lake City, UT 84111
Attention:                      Corporate Trust Services
Telecopy:                      (801) 246-5053

(c)           If to Owner Participant:

Siemens Financial Services, Inc.
170 Wood Avenue South
Iselin, NJ 08830-2704
Attention:                      Vice President, Credit
Telecopy:                      (732) 476-3469

(d)           If to any Financing Party, at such address as shall be notified to Guarantor.

or at such other address as Guarantor or any Guaranteed Party shall from time to time designate in writing to the other.

Section 8.                      Governing Law; Etc.

(a)           Governing Law.  This Guaranty shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York.

(b)           Guarantor (a) hereby irrevocably submits itself to the non exclusive jurisdiction of the courts of the United States of America for the Southern District of New York or the courts of the State of New York located in Manhattan, as the party bringing such action may elect, for the purposes of any suit, action or other proceeding arising out of this Guaranty or any of the other Operative Documents, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any party hereto or thereto or any of its respective successors and assigns and (b) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or any of the other Operative Documents or the subject matter thereof or any of the transactions contemplated thereby may not be enforced in or by such courts..

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS INCONVENIENT OR OTHERWISE IMPROPER, OR THAT THIS GUARANTY OR ANY OF THE OPERATIVE DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  FINAL JUDGMENT AGAINST GUARANTOR IN ANY SUCH SUIT AFTER ALL APPEALS BY GUARANTOR HAVE BEEN EXHAUSTED SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF GUARANTOR THEREIN DESCRIBED.

Section 9.                      Enforcement.

Guarantor, jointly and severally, hereby agrees to pay all reasonable costs and expenses incurred by or on behalf of any Guaranteed Party in connection with the enforcement hereof against Guarantor (including, without limitation, the reasonable fees and disbursements of counsel including allocated time charges of in-house counsel) or otherwise incurred as a result of any failure or inability of the Lessee duly and punctually to pay, perform and discharge each and every duty, obligation, agreement, covenant and condition on Lessee’s part to be observed or performed pursuant to the Lease.  Guarantor agrees that a Guaranteed Party may bring suit against Guarantor without joining the Lessee.

Section 10.                      Effect of Headings.

The headings used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.                      Severability of Provisions.

Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.  Where, however, the provisions of any such applicable law which may otherwise prohibit or render unlawful or unenforceable any provision of this Guaranty may be waived, they are hereby waived by Guarantor to the fullest extent permitted by law, to the end that this Guaranty shall to the fullest possible extent be legal, valid and binding and enforceable in accordance with its terms.

Section 12.                      Failure to Exercise Rights.

No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand or constitute the waiver of Lessor to any other or further action without notice or demand.  No waiver, failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

PINNACLE AIRLINES CORP.

By:	/s/ Ron Kay___________________________

Name: Ron Kay

Title: Vice President and Treasurer